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                                             EXHIBIT 3(a)(i)


                       COPY OF THE CHARTER

                               OF

                 THE TRAVELERS INSURANCE COMPANY

                      Hartford, Connecticut

                          AS EFFECTIVE

                        October 19, 1994

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                             CHARTER
                               of
                 THE TRAVELERS INSURANCE COMPANY


      SECTION 1. James G. Batterson, John L. Bunce, Gustavus F. Davis, George Sexton, William L. Collins, Elijah H. Owen, James
L. Howard, Charles F. Howard, Alfred E. Burr, Henry Keeney, William H. D. Callender, George S. Gilman, and all others who may become associated with them as shareholders, as is hereinafter provided, their successors and assigns forever be and they hereby are created and made a body corporate and politic by the name of The Travelers Insurance Company and under that name shall have all the powers specially granted to it by law and, in addition, all powers granted by the general statutes as now enacted or hereafter amended, to corporations formed under the Connecticut Stock Corporation Act.

      SECTION 2. The business, purposes and powers of said corporation, including all those set forth in special acts of the Connecticut General Assembly pertaining to it, shall be:

         (A) Insuring persons against the accidental loss of life, or personal injury, sustained while traveling by railways, steamboats or other modes of conveyance;

         (B) To insure persons against and to make all and every insurance connected with accidental loss of life or personal injury sustained by accident of every description;

         (C) To insure persons against loss of life or personal injury resulting from any cause;

         (D) To confer endowments, grant and purchase annuities upon such conditions and for such periods of time as may be determined by said corporation;

         (E) To issue policies, stipulated to be with or without participation in profits, and all dividends allocated to such participating policies, which shall not be claimed and called for within two years after the same shall have been declared, shall be forfeited to said company;

         (F) To reinsure any and all risks taken under its charter;

         (G) To insure persons and corporations against loss on account of liability to others for personal injuries, fatal or otherwise, or injury to property connected with personal injuries, resulting from accidental causes; and

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         (H)   To  make all investments which insurance companies
     are now or hereafter may be authorized to make under the laws of this state.

      SECTION 3. The capital with which the corporation shall commence business shall be an amount not less than one hundred thousand dollars. The authorized capital stock of the corpor-ation shall be 40,000,000 shares of common capital stock of the par value of $2.50 per share. Said corporation may from time to time increase its capital stock to an amount not exceeding one hundred fifty million dollars by the issue of additional shares of stock with the par value then authorized, and is authorized from time to time to change the par value and number of shares of its issued and outstanding capital stock, provided the par value shall be not less than Two Dollars Fifty Cents ($2.50) for each share and the aggregate par value be not altered by such change.

      SECTION 4. The business, property and affairs of the corporation shall be managed by the chief executive officer and his delegated officers under the direction of the Board of
Directors.   The  Board of Directors shall be  charged  with  the
following responsibilities and duties: selection, surveillance and removal of the chief executive officer and, subject to the provisions of any applicable by-laws, other corporate officers; provision of periodic statements to the shareholders concerning the operation and financial status of the corporation; amendment of the charter and by-laws; authorization or approval of major acquisitions and dispositions of assets; authorization or approval of mergers, consolidations and reorganizations; the taking of action with respect to the issuance, acquisition, retirement or cancellation, redemption or determination of terms, limitations and relative rights and preferences of the corporation's capital stock or any class thereof; the incurrence of major corporate indebtedness; declaration of dividends with respect to outstanding shares of the corporation's capital stock; action with respect to the dissolution of the corporation; and such other responsibilities and duties as may be required by law.

     Section 5. The personal liability to the corporation or its shareholders of a person who is or was a director of the corporation for monetary damages for breach of duty as a director shall be limited to the amount of the compensation received by the director for serving the corporation during the year of the violation if such breach did not (a) involve a knowing and culpable violation of law by the director, (b) enable the director or an associate, as defined in subdivision (3) of Section
33-374d of the Connecticut Stock Corporation Act as in effect on the effective date hereof or as it may be amended from time to time, to receive an improper personal economic gain, (c) show a lack of good faith and a conscious disregard for the duty of the director to the corporation under circumstances in which the director was aware that his conduct or omission created an

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unjustifiable  risk  of serious injury to  the  corporation,  (d)
constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the corporation, or (e) create liability under Section 33-321 of the Connecticut
Stock Corporation Act as in effect on the effective  date
hereof or as it may be amended from time to time. This Section 5 shall not limit or preclude the liability of a person who is or was a director for any act or omission occurring prior to the effective date hereof on the date of filing of a Certificate of Amendment amending the Charter of the corporation with the Secretary of the State of the State of Connecticut. The personal liability of a person who is or was a director to the corporation or its shareholders for breach of duty as a director shall further be limited to the full extent allowed by the Connecticut Stock Corporation Act as it may be amended from time to time.
Any lawful repeal or modification of this Section 5 or the adoption of any provision inconsistent herewith by the Board of Directors and the shareholders of the corporation shall not, with respect to a person who is or was a director, adversely affect any limitation of liability, right or protection existing at or prior to the effective date of such repeal, modification or adoption of a provision inconsistent herewith.

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                                                 EXHIBIT 3(b) (i)

                                 BY-LAWS

                                   of

                     THE TRAVELERS INSURANCE COMPANY

                            OCTOBER 20, 1994



                               ARTICLE I.

                SHAREHOLDERS AND SHAREHOLDERS' MEETINGS.

     SECTION 1.  The annual meeting of the shareholders of The
Travelers Insurance Company shall be held at such time and place as the directors may appoint.

     SECTION 2. Special meetings of the shareholders may be held at such time and place as may be designated in the notice thereof and may be called at any time by the Chairman of the Board or the President or by a majority of the directors.

     SECTION 3. At each meeting of the shareholders the Chairman of the Board, or in his absence the President, or, in the absence of both, such other person as may be appointed by the Board of Directors, shall act as chairman of the meeting and the Corporate Secretary shall act as clerk of the meeting, and in his absence, an Assistant Corporate Secretary, or in the absence of the Corporate Secretary or an Assistant Corporate Secretary, such company officer as the Chairman may appoint shall act as clerk of the meeting.

     SECTION 4(A). There shall be a minimum of three and a maximum of twelve directorships and the number of directorships at any time within such minimum and maximum shall be the number fixed by resolution of the Board of Directors. At each annual meeting of the company directors shall be elected, each to hold office until the next succeeding annual meeting of shareholders following such election or until a successor has been elected and qualified, except as provided hereafter. Whenever any vacancy shall occur in the Board of Directors by death, resignation or otherwise, such vacancy may be filled by a majority of the directors then in office whether or not they constitute a quorum.

     (B). The Board of Directors may increase the number of directorships, within a minimum of three and a maximum of twelve, and fill any vacancy created by reason of such increase in the

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number of directorships, by the concurring vote of directors holding a majority of the directorships, which number of director-

ships shall be the number prior to the vote on the increase.
Directors elected to fill such vacancies shall serve until the next annual meeting of shareholders and until a successor has been elected and qualified.

     (C). Any adult person in good standing in his/her community is eligible to be a director of the Company.

     SECTION 5. A majority of the shares of voting capital stock outstanding of all classes shall constitute a quorum for the transaction of business at such meetings.


                               ARTICLE II.

                               DIRECTORS.

     SECTION 1. The regular meetings of the directors shall be held at such place and at such time as the directors may by vote designate. The directors may authorize the Chairman of the Board or the President to change the time of any regular meeting.

     SECTION 2. Special meetings of the directors may be called at any time by the Chairman of the Board or the President or by any three directors.

     SECTION 3. Written notice by mail shall be given by the Corporate Secretary of each regular and special meeting of the board and each committee thereof to all directors or members of the committee, as the case may be, at least two days before the time appointed therefor or notice to such directors or committee members may be personally delivered or given by telegraph or telephone not later than the day before the meeting.

     SECTION 4. Not less than one-third of the board shall constitute a quorum for the transaction of business at any meeting of the board, and at every meeting the presiding officer shall have the right to vote, but at any special meeting called by three directors not less than seven directors shall constitute a quorum.

     SECTION 5. The Board of Directors annually at the first meeting of the board held after the annual election of directors or at some adjourned meeting thereof by a majority vote of the directors present shall elect from their own number a Chairman of the Board and may elect from their own number a President and one or more Vice Chairmen, each to hold office for one year and until his successor is chosen, and may at any time fill any vacancy which may occur in said offices for the unexpired term. In the absence of the Chairman of the Board, the President, if he is a

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member of the Board of Directors, shall preside when present at all meetings of the board; in the absence of the Chairman of the Board and the President, the Board of Directors may choose from among their own number a Chairman or a President pro tem to preside at its meetings. Any two or more offices may be held by the same person, except the offices of President and Corporate Secretary.

     SECTION 6. By the same vote but at any time and from time to time the Board of Directors shall appoint a President (if not elected from their own number) and may appoint one or more Executive Vice Presidents, Senior Vice Presidents, a General Counsel, a Corporate Secretary, a Treasurer, an Auditor and such other officers under appropriate titles as the board may deem necessary for the proper conduct of the Company's business, to hold office during the pleasure of the chief executive officer.


                              ARTICLE III.

                               COMMITTEES.

     SECTION 1. The Board of Directors by resolution adopted by the affirmative vote of the directors holding a majority of the directorships shall annually appoint an Investment Committee and an Audit Committee, the members of which may be selected from the members of the Board of Directors or otherwise, and may from time to time appoint and prescribe the duties and authority of other committees. Appointments to any committee may be revoked and annulled and new appointments made by the board at any time in its discretion. The Board of Directors may appoint from among its members two directors as alternates to each such committee to serve in the order of their appointment and the chairman of any committee may appoint a director as an alternate to serve as a member of such committee in the absence or disqualification of any committee member and any alternate appointed by the Board of Directors.

     SECTION 2. The Investment Committee shall consist of not less than three members. It shall be the duty of the Investment
Committee to authorize or approve each loan or investment trans-action made by the Company and to review the investment policy and program of the Company.

     SECTION 3.  Not less than two members of the Investment
Committee shall constitute a quorum for the transaction of business at any meeting of the Committee, and at every meeting the presiding officer shall have the right to vote.

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     SECTION 4.  The Investment Committee may appoint from among the officers of the Company or an affiliated company a Management
Investment Committee and assign to the Management Investment







Committee, subject to such limitations as the Investment Committee may from time to time establish, the review and authorization of loans and investments of the Company.


                               ARTICLE IV.

                                OFFICERS.

     SECTION 1. The Chairman of the Board shall be the chief executive officer, charged with the management of the business, property and affairs of the Company under the direction of the Board of Directors. The Board of Directors may appoint as the chief executive officer the President or some other officer, provided that no such appointment shall become effective unless notice thereof is included in a notice of the meeting at which the change is made, or such appointment was considered at a meeting of the board at which a majority of the directors were present held at least twenty-four hours prior to the appointment. At his discretion, the chief executive officer may act as Chairman of any Committee of which he is a member. When present, the Chairman of the Board shall preside at all meetings of the board. He shall be a member ex officio of all committees, except the Audit Committee. The chief executive officer may at any time and from time to time appoint such other officers, not specified in or appointed by the Board of Directors pursuant to Section 6 of Article II, under appropriate titles as he may deem necessary for the proper conduct of the Company's business to hold office during his pleasure. The chief executive officer may at his discretion delegate such power of appointment to any of the officers designated in Sections 5 and 6 of Article II.

     SECTION 2. In the absence of the chief executive officer or his inability to act, the Board of Directors may designate the Chairman of the Board or the President or such other officer of the Company as it may select to perform the duties imposed upon the chief executive officer by these by-laws.

     SECTION 3. Each officer appointed by the Board of Directors shall be subject to the direction of and shall have such authority and perform such duties as may be assigned to him from time to time by the Board of Directors, the chief executive officer and his delegated officers. Each officer appointed pursuant to Section 1 of this Article IV shall be subject to the direction of and shall have such authority and perform such duties as may be assigned to him from time to time by the chief executive officer and his delegated officers.


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     SECTION 4.  The compensation of all officers, agents and
employees of the Company may be fixed either by the Board of Directors, by a committee appointed by the board for that purpose or by the chief executive officer or other officer within the limits of authority conferred upon him by the board or by such committee.


                               ARTICLE V.

                             CORPORATE SEAL.

     The corporate seal shall hereafter, as heretofore, consist of the corporate name in a circle enclosing the word "seal." The Corporate Secretary shall be the keeper of the corporate seal with authority in him and in each Department Secretary or Assistant Corporate Secretary or Assistant Department Secretary to affix the same and attest it by his signature to all sealed instruments.


                               ARTICLE VI.

                               AMENDMENTS.

     These by-laws may be altered, repealed or amended and addi-tional by-laws enacted at any annual or special meeting of the shareholders provided notice be given of the action proposed in the notice of such meeting, or by vote of a majority of the entire Board of Directors at a meeting of said board called for the purpose upon notice to each director of the action proposed to be taken in regard to said by-laws, provided, however, that Article II, Section 4, and Article III, Section 3 of the by-laws shall not be amended except at a meeting of the shareholders.




State of Connecticut, }
                      }  ss:      Hartford, Conn............ 19
County of Hartford.   }



The foregoing is a true copy of the by-laws of THE TRAVELERS
INSURANCE COMPANY.

                                Attest:

                                ________________________________
                                                       Secretary